EXHIBIT 99.2

Corporate Headquarters 7 Commerce Drive Danbury, CT 06810	800.766.2681 Toll-Free 203.794.1100 Direct 203.792.8040 Facsimile www.atmi.com

February 12, 2013

Mr. Tod A. Higinbotham
3610 E. Dakota Ct.
Phoenix, AZ 85044

Re:           Severance and Release Agreement

Dear Tod:

This will confirm that your employment by ATMI, Inc. (“ATMI”) will terminate effective February 12, 2013 (“the Termination Date”).

The terms of your separation from employment are as follows:

Non-Admission:   This Agreement is entered into solely for purposes of defining the terms of your separation from employment by ATMI, and resolving any and all issues that may exist between you and ATMI arising out of your employment relationship with ATMI, or the termination thereof, and is not an admission of any violation by ATMI of any federal, state or local law, regulation or requirement, or of any duty whatsoever, whether based in statute, regulation, common law, or otherwise.

Severance Benefits:  In consideration for your promises and covenants as set forth herein, and assuming you do not exercise your right of revocation as detailed below, ATMI shall, commencing on the 30th day after the Termination Date, pay to you a separation pay benefit equal to your current annual base salary of $344,000, such amount to be paid in twelve (12) equal monthly installments.  (Such 12-month period is hereinafter referred to as “the Severance Period”).  Additionally, (i) if you elect COBRA continuation of your medical and/or dental insurance benefits, ATMI shall contribute to the cost of such benefits on the same basis as if you had remained an active employee, and (ii) for a one-year period following the Termination Date, ATMI will provide you with disability insurance benefits on the same basis as if you had remained an active employee.

Incentive Compensation:  Promptly following the Termination Date, ATMI shall pay to you $29,800, which represents your 2012 annual incentive compensation award.

Equity-Related Compensation: Your rights with respect to the restricted stock units awarded to you under ATMI’s 2003 Stock Plan or 2010 Stock Plan shall be determined pursuant to and in accordance with the terms of the applicable plan and pursuant to the ATMI, Inc. Total Shareholder Return Performance Restricted Stock Unit Agreement.  Likewise, your rights with respect to stock options awarded to you under ATMI’s 2003 Stock Plan or 2010 Stock Plan shall be determined pursuant to and in accordance with the terms of the applicable plan and ATMI, Inc. Non-Qualified Stock Option Agreement, pursuant to which you have the right to exercise such vested options to purchase an aggregate of 127,145 shares within a three month period following the Termination Date and pursuant to which unvested options to purchase 31,689 shares terminated on the Termination Date.  Your rights with respect to unvested grants of restricted stock awards (“RSAs”) and  performance restricted stock awards/units (“PRSAs”), in an aggregate amount of 24,237 shares, terminated on the Termination Date in accordance with the applicable terms of ATMI’s 2003 Stock Plan or 2010 Stock Plan and the applicable grant agreements relating thereto.

Adequate Consideration:  You represent, warrant and acknowledge that the consideration provided to you under this Agreement is more than you are already entitled to receive by law, contract, policy, practice, or otherwise, and that you are not owed any wages, commissions, bonuses, sick pay, personal leave pay, severance pay, termination benefits, vacation pay, stock, stock options, equity or other compensation or payments or forms of remuneration of any kind or nature, except as expressly provided herein.

General Release:  For good and valuable consideration, and in full and final settlement of any liabilities or obligations owed to you, however arising, you hereby release and forever discharge ATMI, as well as its employees, agents, officers, directors, predecessors, subsidiaries, business units, divisions and affiliated entities, and each of them, from all debts, obligations, promises, covenants, agreements, contracts, endorsements, bonds, controversies, suits, actions, causes of action, judgments, damages, expenses, claims or demands, in law or in equity, which you ever had, now have, or which you may have at any time regarding any matter arising on or before the date of this Agreement, including but not limited to all claims (whether known or unknown) regarding or arising out of your employment by ATMI or the termination thereof; any contract (express or implied); any claim for equitable relief or recovery of attorneys’ fees or punitive, compensatory, or other damages or monies, including severance benefits (except as expressly provided herein); any tort; all claims for alleged fraud, concealment, negligence, negligent misrepresentation, promissory estoppel, quantum meruit, intentional or negligent infliction of emotional distress, wrongful discharge, breach of the covenant of good faith and fair dealing, violation of public policy, sexual harassment, constructive termination, retaliation and discrimination based upon age, race, color, sex, sexual orientation, marital status, religion, national origin, handicap, disability, or retaliation or any other factor protected by law.

You acknowledge and agree that this release extends to, without limitation, any claim, asserted or unasserted (whether known or unknown), which could arise under Title VII of the Civil Rights Act of 1964; the Equal Pay Act of 1963; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act of 1990; the Americans With Disabilities Act of 1990; the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Employee Retirement Income Security Act of 1974; the Civil Rights Act of 1991; the whistleblower provisions of the Sarbanes-Oxley Act; the federal and Connecticut Family and Medical Leave Acts; the Arizona Civil Rights Act; the Connecticut Fair Employment Practices Act; the Connecticut Free Speech law, Conn. Gen. Stat. § 31-51q; the Connecticut Whistleblower law, Con. Gen. Stat. § 31-51m; and any other federal, state or local laws, rules or regulations, whether equal employment opportunity laws, rules or regulations or otherwise, or any right under any pension, welfare, or stock plans; provided however, that nothing in this Agreement shall act as a waiver of any vested and accrued benefits to which you may be entitled.

Covenant Not To Sue:  You represent and agree that: (a) you have not filed any lawsuits against ATMI in any court whatsoever; (b) you have not filed any demand for arbitration against ATMI; (c) you have not filed or caused to be filed any charges or complaints against ATMI with any municipal, state or federal agency charged with the enforcement of any law or regulation, including but not limited to the U.S. Equal Employment Opportunity Commission (“EEOC”), the Connecticut Commission on Human Rights and Opportunities (“CHRO”), the U.S. Department of Labor (“DOL”), the Connecticut Department of Labor (“CDOL”), the U.S. Department of Justice (“DOJ”), and any state or local agency responsible for the enforcement of civil rights laws, wage and hour regulations, or rules relating to employee benefits; and (d) pursuant to and as a part of your complete, total and irrevocable release and discharge of ATMI, you agree, to the fullest extent permitted by law, not to sue or file a charge, complaint, grievance or demand for arbitration against ATMI, its employees, agents, officers, directors, and affiliated entities, or any of them, with respect to any matter arising on or before the execution of this Agreement which has been released herein; provided however, this does not preclude you from filing a charge of discrimination with the EEOC or any analogous state or local agency or otherwise cooperating in any government investigation.  You, however, waive any right you may have to recover monetary or other damages, or attorneys’ fees or costs, based on any charge of discrimination, administrative complaint or other action initiated by you or on your behalf by a third party.

Confidentiality:  You warrant and agree that you will comply with your continuing confidentiality obligations pursuant to the ATMI Confidentiality and Non-Compete Agreement dated October 25, 1999.  You further warrant and agree that you will not discuss, communicate, publicize, disseminate, or confirm the terms of this Agreement except only: (i) to the extent necessary, to your accountant or bona fide tax advisors; (ii) pursuant to valid legal process; (iii) to your attorneys only for the purpose of obtaining legal advice in connection with this Agreement; (iv) to your immediate family members; and (v) as reasonably necessary to enforce the terms hereof or to defend against any claim brought against you by ATMI for violation of the terms of this Agreement.  You acknowledge that ATMI may file this Agreement or otherwise disclose its contents in accordance with applicable securities laws.

Non-Disparagement:  You represent, warrant and agree that you shall refrain from directly or indirectly making written or oral statements to any person or entity with whom ATMI, its subsidiaries, affiliates, or related entities has had or has a business or prospective business relationship, or to the press, or to the community at large, by any means, including but not limited to internet postings and blog entries, which may reasonably be expected to impugn the character, integrity or ethics, or damage the business, image or reputation, of ATMI, its subsidiaries, affiliates or related entities, or any principals, officers, or employees thereof, or their clients or customers.  In the event you breach this covenant, ATMI shall be entitled to recover its actual damages as well as attorneys’ fees and costs incurred in the prosecution of the underlying action.

No Re-Hire:  You understand and represent, warrant and agree that ATMI has no obligation to hire you as an employee, consultant or for any other remunerative position in the future, and that the termination of your employment relationship with ATMI is permanent and you hereby waive any rights that may accrue to you from ATMI’s failure to consider, or rejection of, any employment applications or hiring inquiries made to ATMI by you or on your behalf.

Covenant to Cooperate:

(a)           You represent, warrant and agree that during the Severance Period you shall be available, upon request, to assist in the transition of your duties and responsibilities to other ATMI employees, without further compensation and shall make yourself available to ATMI upon reasonable request to respond to inquiries and provide information pertaining or relating to ATMI’s business and affairs about which you may have knowledge.

(b)           You further represent, warrant and agree that during the Severance Period and thereafter you shall cooperate fully with ATMI in connection with any and all internal or external investigations, compliance and audit inquiries, and existing or future litigations (regardless of forum) brought by or against ATMI, whether such investigation, audit or litigation is self-regulating, administrative, civil, or criminal in nature, to the extent ATMI deems your cooperation and/or participation useful or necessary.  ATMI will pay you a reasonable per diem for services rendered under this clause (b) in an amount not less than your current rate of compensation, and, upon presentation of appropriate receipts or invoices, will reimburse you for reasonable out-of-pocket expenses actually incurred as a result of your compliance with any demand for cooperation.  In connection with any litigation, inquiry, or investigation, you shall, in accordance with your obligations hereunder, make yourself reasonably available to meet with ATMI’s attorneys, investigators, and/or representatives, and in all contexts shall, to the best of your ability, provide accurate and truthful information.

(c)           In the event you violate this covenant, ATMI may discontinue any severance payments otherwise due, recoup severance payments made to you hereunder, and seek any and all other remedies available at law or equity.

Covenant Not to Compete:  You understand and acknowledge that the provisions contained in this section are necessary to protect the legitimate business interests of ATMI and are fair and reasonable for numerous reasons, including your receipt of the consideration expressed in this Agreement. In addition, as a result of your executive position with ATMI, you have been given access to significant confidential, proprietary or trade secret information of ATMI, so that, if you were employed by a competitor of ATMI, its subsidiaries or affiliates, there would be a substantial risk to ATMI of your use of its confidential, proprietary or trade secret information. Likewise, you acknowledge that given your access to confidential and proprietary information of ATMI and access to the employees and customers of ATMI, your solicitation of customers or employees, and other activities of the type described in this Section could be particularly damaging to ATMI. Based on the foregoing, during the Severance Period, absent the prior approval of ATMI’s Chief Executive Officer, you will not directly or indirectly:

(i) render any services to, or engage in any activities for, any other person, firm, corporation or business organization which is a supplier of specialty materials to the semiconductor industry, which services or activities relate to any product, process, technology or service in existence or under development which substantially resembles or competes with a product, process, or service of ATMI, it subsidiaries or affiliates in existence or under development;

(ii)  solicit, induce or encourage any customer or identified prospective customer of ATMI, its subsidiaries, or affiliates, with whom you had dealings during your employment by ATMI, either directly or indirectly through subordinate employees, to purchase from an entity other than ATMI, its subsidiaries or affiliates any product, process, technology or service in existence or under development which substantially resembles or competes with a product, process, or service of ATMI, its subsidiaries or affiliates in existence or under development;

(iii) solicit, induce or encourage any employee of ATMI, its subsidiaries, or affiliates to leave his or her employ or offer or cause to be offered employment to any person who is or was employed by ATMI, its subsidiaries, or affiliates at any time during the six (6) months prior to the termination of your employment with ATMI; the foregoing does not apply to employees who have been involuntarily terminated by ATMI or to your use of general advertising which is not specifically directed at ATMI employees;

(iii) entice, induce or encourage any employee of ATMI, its subsidiaries or affiliates or any other person or entity to engage in any activity which, were it done by you, would violate any provision of this section (Covenant Not to Compete); or

(iv) otherwise interfere with or disrupt the business or activities of ATMI, its subsidiaries or affiliates.

You acknowledge and agree that a breach of your obligations under this paragraph shall cause ATMI, its subsidiaries and/or affiliates to suffer irreparable harm for which there is no adequate remedy at law and, therefore, you further acknowledge and agree that in the event of any such breach ATMI shall be entitled to immediate injunctive relief without bond from a court of competent jurisdiction.

Non-Admissibility:  The terms of this Agreement, including all facts, circumstances, statements and documents relating thereto, shall not be admissible or submitted as evidence in any litigation in any forum for any purpose other than to secure enforcement of the terms and conditions of this Agreement, except as otherwise provided herein.

Governing Law/Jurisdiction/Venue:  The validity and construction of this Agreement shall be governed by the laws of the State of Connecticut, excluding the conflict of laws principles thereof.  The parties agree that any dispute concerning the enforcement or interpretation of this Agreement shall be submitted to a state or federal court in Connecticut for resolution, and to the extent necessary all parties or beneficiaries of this Agreement submit to the jurisdiction of the Connecticut courts and agree to waive any challenge to personal jurisdiction.

Entire Agreement/Amendments:  This Agreement sets forth the entire agreement between you and ATMI as to the subject matter hereof and, except as otherwise expressly provided herein, supersedes any and all prior oral and written agreements between you and ATMI or any of its predecessors, affiliates or related entities as to the subject matter hereof.  This Agreement may not be altered, amended or modified except by a further writing signed by you and an authorized representative of ATMI.

Severability:  If any of the provisions, terms or clauses of this Agreement are declared illegal, unenforceable or ineffective by an authority of competent jurisdiction, those provisions, terms and clauses shall be deemed severable, such that all other provisions, terms and clauses of this Agreement shall remain valid and binding upon both parties, provided however, that if the release provisions of this Agreement are deemed illegal, unenforceable or ineffective by an authority of competent jurisdiction, ATMI shall be relieved of any remaining payment obligations hereunder and may seek recovery or offset of any payments made in connection with this Agreement.

Review and Revocation Rights:  You represent and agree that ATMI has provided you with at least twenty-one (21) days to consider this Agreement before signing (although you may opt to sign it sooner), and has encouraged you, and hereby does encourage you in writing, to consult an attorney regarding this Agreement before signing it.  You fully understand your right to consult an attorney regarding your rights and obligations hereunder, including your waiver of all claims.  You may revoke this Agreement by providing written notice to the undersigned on or before the close of business on the seventh day following your execution of this Agreement.  In the event you exercise this right of revocation, this Agreement shall become null and void and you shall receive none of the benefits provided for hereunder.

Knowing and Voluntary Waiver:  You agree and acknowledge that this Agreement constitutes a knowing and voluntary waiver of all rights or claims you have or may have against ATMI, its employees, agents, officers, directors, predecessors and affiliated entities, or any of them, arising out of your employment by ATMI, or the termination thereof, and that you have no physical or mental impairment of any kind which has interfered with your ability to read and understand the meaning of this Agreement or its terms, and that you are voluntarily entering into this Agreement and in doing so are not acting under coercion or duress, or under the influence of any medication or mind altering chemical of any type.

No Extra-Contractual Representations:  You represent and acknowledge that in executing this Agreement you have not relied upon any representation or statement made by ATMI or by any agents, representatives or attorneys of ATMI with regard to the subject matter, basis or effect of this Agreement or otherwise, other than as specifically stated in this written Agreement.

Sincerely,

ATMI, INC.

 /s/ DOUGLAS A. NEUGOLD

Douglas A. Neugold

Chairman, Chief Executive Officer and President

ACCEPTED and AGREED:

/s/ TOD A. HIGINBOTHAM
Tod A. Higinbotham